As filed with the Securities and Exchange Commission on May 22, 2026

Registration Statement No. 333-231683

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NOMURA HORUDINGUSU KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

NOMURA HOLDINGS, INC.

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

13-1, Nihonbashi 1-chome

Chuo-ku, Tokyo, 103-8645

Japan

(81-3-5255-1000)

(Address of Principal Executive Offices)

Restricted Stock Units of Nomura Holdings, Inc.

for the Performance Year Ended March 31, 2019

(Full Title of the Plan)

Nomura Securities International, Inc.

Worldwide Plaza, 309 West 49th Street

New York, New York 10019-7316

(Name and Address of Agent for Service)

(212-667-9000)

(Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Nomura Holdings, Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No. 1 (this “Amendment”) to Form S-8 Registration Statement to amend the Registration Statement on Form S-8 filed on May 23, 2019 (File No. 333-231683) (the “Registration Statement”) to deregister certain shares registered in connection with the Restricted Stock Units of Nomura Holdings, Inc. for the Performance Year Ended March 31, 2019 (the “2019 RSUs”).

Under the Registration Statement, 33,786,200 shares were registered in connection with the 2019 RSUs. This Amendment is being filed to deregister the 15,048,450 shares which remained unsold at the expiration of the relevant vesting period for the 2019 RSUs.

As a result of this Amendment, all shares originally registered under the Registration Statement and unsold at the expiration of the relevant vesting period have been deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan as of May 22, 2026.

NOMURA HOLDINGS, INC.

By:	/s/ KENTARO OKUDA
Name:	Kentaro Okuda
Title:	Representative Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated as of May 22, 2026.

Signature	Title

/s/ KOJI NAGAI Koji Nagai	Director Chairman of the Board of Directors

/s/ KENTARO OKUDA Kentaro Okuda	Director Representative Executive Officer (Principal Executive Officer)

/s/ YUTAKA NAKAJIMA Yutaka Nakajima	Director Representative Executive Officer

/s/ SHOJI OGAWA Shoji Ogawa	Director

/s/ VICTOR CHU Victor Chu	Director

/s/ J. CHRISTOPHER GIANCARLO J. Christopher Giancarlo	Director

/s/ PATRICIA MOSSER Patricia Mosser	Director

/s/ TAKAHISA TAKAHARA Takahisa Takahara	Director

/s/ MIYUKI ISHIGURO Miyuki Ishiguro	Director

/s/ MASAHIRO ISHIZUKA Masahiro Ishizuka	Director

/s/ TAKU OSHIMA Taku Oshima	Director

/s/ NELLIE LIANG Nellie Liang	Director

/s/ HIROYUKI MORIUCHI Hiroyuki Moriuchi	Chief Financial Officer Executive Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ SATOSHI KAWAMURA Satoshi Kawamura	Senior Managing Director (Authorized Representative in the United States)